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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  September 21, 2000

                      Metawave Communications Corporation
            (Exact name of Registrant as specified in its charter)


         Delaware                       0-24673                 91-1673152
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)


                             10735 Willows Road NE
                               Redmond, WA 98052
              (Address of principal executive offices) (Zip code)


                                (425) 702-5600
             (Registrant's telephone number, including area code)
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Item 2.         Acquisition or Disposition of Assets

          (a) On September 21, 2000 Metawave Communications Corporation a Delaware corporation (the "Company") acquired Adaptive Telecom, Inc., a
                           -------
California corporation ("Target"), by the statutory merger (the "Merger") of
                         ------                                  ------
Malibu Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Company Sub"), with and into Target. The Merger was
                            -----------
accomplished pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 20, 2000, among the Company, Target and Company Sub (the "Merger Agreement"). The Merger occurred following the approval of the Merger
-----------------
Agreement by the shareholders of the Target pursuant to a written shareholder consent and satisfaction of certain other closing conditions. As a result of the Merger, the Company became the owner of 100% of the issued and outstanding shares of Target Common Stock and each outstanding share of Target Common Stock and each outstanding option to acquire Target Common Stock was converted into
0.5516 shares of the Company's Common Stock or an option to acquire 0.5516 shares of such Common Stock, as the case may be.

          A total of approximately 5,500,000 shares of the Company's Common Stock will be issued to former Target shareholders and optionholders in exchange for the acquisition by the Company of all outstanding Target capital stock and all unexpired and unexercised options to acquire Target capital stock. The shares issued to former Target shareholders are to be registered for resale pursuant to a resale registration statement on Form S-1, pursuant to the Securities Act of 1933, as amended, which is expected to become effective on or about October 24, 2000. Outstanding options to purchase Target Common Stock were assumed by the Company and remain outstanding as options to purchase shares of the Company's Common Stock.

          Under the terms of the Merger Agreement and a related Escrow Agreement dated September 20, 2000, a total of 412,500 shares of the Company's Common Stock will be held in escrow for the purpose of indemnifying the Company and its respective affiliates, officers, directors, employees, representatives and agents against certain liabilities of Target. Such escrow will expire on September 20, 2001.

          The Acquisition will be accounted for as a purchase transaction. The ratio at which Company's stock was exchanged for Target's stock was determined pursuant to a formula set forth in the Merger Agreement. The formula was agreed upon in arms' length negotiations and took account of several factors concerning the relative valuations of the Company and Target.
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Item 7.        Financial Statements and Exhibits

          (a)  Financial Statements of Business Acquired.
               -----------------------------------------

               It is currently impracticable for the Company to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than December 4, 2000.

          (b)  Pro Forma Financial Information.
               -------------------------------

               It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than December 4, 2000.

          (c)  Exhibits.
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               2.1  Amended and Restated Agreement and Plan of Merger dated
                    September 20, 2000 among the Company, Company Sub and
                    Target.
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       METAWAVE COMMUNICATIONS
                                       CORPORATION
                                       (Registrant)


Date:  October 4, 2000                 By:  /s/ Stuart W. Fuhlendorf
       ---------------                      ------------------------
                                            Stuart W. Fuhlendorf
                                            Senior Vice President and
                                            Chief Financial Officer
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                               INDEX TO EXHIBITS


Exhibit
Number                           Description
------                           -----------

2.1 Amended and Restated Agreement and Plan of Merger dated September 20, 2000 among the Company, Company Sub and Target.